Exhibit (h)(7)(iii)

AMENDMENT TO PARTICIPATION AGREEMENT
THIS AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) is made as of the 10th day of August, 2022, by and among PROTECTIVE LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Tennessee (the “Company”), acting herein for and on behalf of itself and on behalf of each separate account set forth in Schedule B to the Participation Agreement between the parties (the “Separate Accounts”); ROYCE CAPITAL FUND (the “Fund”); and ROYCE FUND SERVICES, LLC (formerly Royce Fund Services, Inc.) (the “Distributor” and collectively with the Fund, “Royce”).

RECITALS

WHEREAS, the Company and Royce are parties to a certain Participation Agreement dated November 1, 2009 (the “Agreement”);

WHEREAS, the parties further desire to amend the Agreement to update the separate accounts and insurance contracts listed in Schedule B; and,

WHEREAS, the parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.
Schedule B. Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B as attached hereto.

2.
Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.
Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

4.
Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PROTECTIVE LIFE INSURANCE COMPANY

On its behalf and each Separate Account named in

Schedule B to the Agreement
By:__/s/ Steve Cramer

Name:__Steve Cramer

Title:__Chief Product Officer – Retirement Division

ROYCE CAPITAL FUND

By:__/s/ Christopher D Clark

Name:_____________________________________
Title:______________________________________

ROYCE FUND SERVICES, LLC
By:__/s/ Steven M Lipper

Name:_Steven M Lipper________________
Title:__President______________________

SCHEDULE B
SEPARATE ACCOUNTS AND CONTRACTS

Separate Account
Contracts
-------------------------------------------------------------   -----------------------------------------------------
PLICO Variable Annuity Account S
Schwab Genesis Variable Annuity
Schwab Genesis Advisory Variable Annuity
Protective COLI VUL
Protective Executive Benefits Registered VUL

Protective COLI PPVUL
Protective Executive Benefits Private Placement VUL
Protective Variable Annuity Separate Account
Protective Variable Annuity
Protective Variable Annuity II
ProtectiveValues
ProtectiveValues Advantage
ProtectiveValues Access
Protective Rewards B2A
Rewards II
Rewards Elite
Protective Access XL
Protective Dimensions
Protective Variable Annuity, Series B, C and L

Protective Investors Series
Protective Dimensions II
Protective Variable Annuity II B Series
Protective Investors Series- ADV
Protective Dimensions III
Protective Dimensions IV
Protective Investors Benefit Advisory Variable Annuity

Protective Variable Life Separate Account
            Executive
Premiere II
Premiere II 2003
Single Premium Plus
Provider
Preserver
Preserver II
Protector
Premiere III
Investors Choice
Protective Strategic Objectives II VUL

United Investors Universal Life Variable

Advantage Plus VUL
Account
Protective Acquired Variable Annuity

FI VA
Separate Account

Protective BOLI PPVUL Separate Account          Protective Executive Benefits Private
Placement VUL